Registration No. 33-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CADUS PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)

                                   13-3660391
                              --------------------
                      (I.R.S. Employer Identification No.)

           777 Old Saw Mill River Road, Tarrytown, New York 10591-6705
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

             Cadus Pharmaceutical Corporation 1993 Stock Option Plan
              Cadus Pharmaceutical Corporation 1996 Incentive Plan
              Written Compensation Contracts with Certain Employees
           Written Compensation Contracts with Non-Employee Directors
             Written Compensation Contracts with Certain Consultants
             -------------------------------------------------------
                            (Full Title of the Plan)

                                 Jeremy M. Levin
                        Cadus Pharmaceutical Corporation
                           777 Old Saw Mill River Road
                         Tarrytown, New York 10591-6705
                         ------------------------------
                     (Name and Address of Agent For Service)
                                 (914) 345-3344
                              --------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copy to: Salomon R. Sassoon, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of Securities    Amount to be       Proposed Maximum            Proposed Maximum           Amount of
 to be Registered       Registered    Offering Price Per Share    Aggregate Offering Price    Registration Fee
================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted under 1993
Stock Option Plan        589,614                 $3.15(1)             $2,069,545.14                   $627.14
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
and stock
appreciation rights
which may be granted
under 1996 Incentive
Plan                     464,470                $15.50(2)                $7,199,285                 $2,181.60
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted under 1996
Incentive Plan           368,864                 $6.625(3)               $2,443,724                   $740.52
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Philip N.
Sussman under a
Written Compensation
Contract                 33,334                  $3.60                   $120,002.40                  $36.36
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to John
Manfredi under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Andrew
Murphy under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Jeremy
Paul under a Written
Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Lauren
Silverman under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Joshua
Trueheart under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to James S.
Rielly under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Thomas F.
Deuel under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Norman R.
Klinman under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Elliott
M. Ross under a
Written Compensation
Contract                  5,501                  $3.60                    $19,803.60                  $ 6.00
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Jeremy
Thorner under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Arnold
Levine under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to John
Ransom under a
Written Compensation
Contract                  5,040                  $3.60                    $18,144                     $ 5.50
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Christine
Klein under a
Written Compensation
Contract                  4,667                  $3.60                    $16,801.20                  $ 5.09
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Suzanne
K. Wakamoto under a
Written Compensation
Contract                  2,500                  $3.60                     $9,000                     $ 2.73
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to
Christopher Pleiman
under a Written
Compensation
Contract                  1,667                  $3.60                     $6,001.20                  $  .82
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Algis
Anilionis under a
Written Compensation
Contract                  1,000                  $3.60                     $3,600.00                  $ 1.09
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Anupama
K. Nadkarni under a
Written Compensation
Contract                    834                  $3.60                     $3,002.40                  $ 0.91
================================================================================================================

================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Mitchell
Silverstein under a
Written Compensation
Contract                    834                  $3.60                     $3,002.40                  $ 0.91
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Michael
A. Spruyt under a
Written Compensation
Contract                    834                  $3.60                     $3,002.40                  $ 0.91
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to David
Fruhling under a
Written Compensation
Contract                    250                  $3.60                     $3,002.40                  $ 0.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Theodore
Altman under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Harold
First under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Carl
Icahn under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Peter
Liebert under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Robert
Mitchell under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Mark
Rachesky under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to William
Scott under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Jack
Wasserman under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Samuel D.
Waksal under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to John C.
Cambier under a
Written Compensation
Contract                166,667                  $1.50                   $250,000.50                  $75.76
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Gary L.
Johnson, under a
Written Compensation
Contract                166,667                  $1.50                   $250,000.50                  $75.76
================================================================================================================

Common Stock, par
value $0.01 issuable
upon exercise of
options granted to
James R. Broach,
under a Written
Compensation
Contract                141,667                  $2.571                  $364,225.85                 $110.37
================================================================================================================

                     Total Registration Fee . . . . . . . . . . . . . .  $  4,202.75

================================================================================================================

----------
(1) Calculated at the highest price at which any option granted under the 1993 Stock Option Plan is exercisable.
(2) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low trade prices of the Common Stock of Cadus Pharmaceutical Corporation as reported by the NASDAQ Stock Market on February 10, 1997.
(3) Calculated at the highest price at which any option granted under the 1996 Incentive Plan is exercisable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents (or parts thereof) filed or to be filed with the Securities and Exchange Commission (the "Commission") by Cadus Pharmaceutical Corporation (the "Company") are incorporated by reference in this registration statement:

      (a) The Company's Prospectus, dated July 17, 1996;

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

      (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 17, 1996, the effective date of the Prospectus referred to in (a) above;

      (d) The description of the Company's common stock, $0.01 par value per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A filed on June 18, 1996 (and which became effective on July 17, 1996) pursuant to Section 12(g) of the Exchange Act.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

      The exhibit index appears on page 7 of this Registration Statement.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Eighth of the Company's Amended and Restated Certificate of Incorporation and Section 6.4 of the Company's By-Laws provides for indemnification to the fullest extent authorized by the Delaware General Corporation Law. The Company has also entered into agreements with each of its directors (other than Mr. Icahn) that provide for the indemnification of and the advancement of expenses to such persons to the greatest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

      4.1 Cadus Pharmaceutical Corporation 1993 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333-4441), which became effective on July 17, 1996).

      4.2 Cadus Pharmaceutical Corporation 1996 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333-4441), which became effective on July 17, 1996).

      4.2.1 Amendment to Cadus Pharmaceutical Corporation 1996 Incentive Plan.

      4.2.2 Form of Incentive Stock Option Agreement utilized in connection with issuances of incentive stock options under the Cadus Pharmaceutical Corporation 1996 Incentive Plan.

      4.3 Form of Stock Option Agreement, made as of December 19, 1995, between Cadus Pharmaceutical Corporation and each of the following employees of the Company: Philip N. Sussman, John Manfredi, Andrew Murphy, Jeremy Paul, Lauren Silverman, Joshua Trueheart, James S. Rielly, Thomas F. Deuel, Norman R. Klinman, Elliott M. Ross, Jeremy Thorner, Arnold Levine, John Ransom, Christine Klein, Suzanne K. Wakamoto, Christopher Pleiman, Algis Anilionis, Anupama K. Nadkarni, Mitchell Silverstein, Michael A. Spruyt, and David Fruhling.

      4.4 Stock Option Agreement, dated as of November 1, 1994, between Cadus Pharmaceutical Corporation and John C. Cambier (incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333-4441), which became effective on July 17, 1996).

      4.5 Stock Option Agreement, dated as of November 1, 1994, between Cadus Pharmaceutical Corporation and Gary L. Johnson (incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333-4441), which became effective on July 17, 1996).

      4.6 Stock Option Agreement, dated as of December 18, 1995, between Cadus Pharmaceutical Corporation and James R. Broach (incorporated by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333-4441), which became effective on July 17, 1996).

      4.7 Form of Stock Option Agreement, made as of November 15, 1996, between Cadus Pharmaceutical Corporation and each of the following non-employee directors of the Company: Theodore Altman, Harold First, Carl Icahn, Peter Liebert, Robert Mitchell, Mark Rachesky, William Scott, Jack Wasserman, and Samuel D. Waksal.

      4.8 Specimen of Common Stock certificate of Cadus Pharmaceutical Corporation (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333-4441), which became effective on July 17, 1996).

      4.9 Amended and Restated Certificate of Incorporation of Cadus Pharmaceutical Corporation filed with the Secretary of the State of Delaware on July 22, 1996.

      4.10 By-Laws, as amended (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, as amended (Commission File Number 333- 4441), which became effective on July 17, 1996).

      5. Opinion of Morrison Cohen Singer & Weinstein, LLP, as to the validity of the securities being registered.

      23.1  Consent of KPMG Peat Marwick LLP.

      23.2 Consent of Morrison Cohen Singer & Weinstein, LLP (contained in its Opinion filed as part of Exhibit 5).

      24. Powers of Attorney (included on the signature page of the registration statement filed February 14, 1997).

Item 9. Undertakings

      A.    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      H. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 14th day of February, 1997.

                                       CADUS PHARMACEUTICAL CORPORATION

                                       By: s/Jeremy M. Levin
                                           -------------------------------------
                                           Jeremy M. Levin
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy M. Levin and James S. Rielly, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                          Title                      Date
      ---------                          -----                      ----
S/Jeremy M. Levin          President and Chief Executive      February 14, 1997
----------------------     Officer (Principal Executive
   Jeremy M. Levin         Officer) and Chairman of the
                           Board of Directors


S/James S. Rielly          Director of Finance, Controller,   February 14, 1997
----------------------     Treasurer and Secretary
   James S. Rielly         (Principal Financial and
                           Accounting Officer)


                           Director                           February ___, 1997
----------------------
  Carl C. Icahn


                           Director                           February ___, 1997
----------------------
  Theodore Altman


                           Director                           February ___, 1997
----------------------
  Harold First


S/Peter Liebert            Director                           February 14, 1997
----------------------
  Peter Liebert


S/Robert Mitchell          Director                           February 14, 1997
----------------------
  Robert Mitchell


S/Lawrence Muschek         Director                           February 14, 1997
----------------------
  Lawrence Muschek


                           Director                           February ___, 1997
----------------------
  Mark H. Rachesky


 S/Nicole Vitullo          Director                           February 14, 1997
----------------------
  Nicole Vitullo


                           Director                           February ___, 1997
----------------------
  Samuel D. Waksal


S/Jack G. Wasserman        Director                           February 14, 1997
----------------------
  Jack G. Wasserman

                                  EXHIBIT INDEX

No.      Description
---      -----------

4.1      Cadus Pharmaceutical Corporation 1993 Stock
         Option Plan (incorporated by reference).

4.2      Cadus Pharmaceutical Corporation 1996 Incentive
         Plan (incorporated by reference).

4.2.1    Amendment to Cadus Pharmaceutical Corporation 1996 Incentive Plan

4.2.2 Form of Incentive Stock Option Agreement utilized in connection with issuances of incentive stock options under the Cadus Pharmaceutical Corporation 1996 Incentive Plan.

4.3 Form of Stock Option Agreement between Cadus Pharmaceutical Corporation and each of the following employees of the Company: Philip
         N. Sussman, John Manfredi, Andrew Murphy, Jeremy Paul, Lauren Silverman, Joshua Trueheart, James S. Rielly, Thomas F. Deuel,
         Norman R. Klinman, Elliott M. Ross, Jeremy Thorner, Arnold
         Levine, John Ransom, Christine Klein, Suzanne K. Wakamoto,
         Christopher Pleiman, Algis Anilionis, Anupama K.
         Nadkarni, Mitchell Silverstein, Michael A. Spruyt, and David Fruhling.

4.4 Stock Option Agreement, dated as of November 1, 1994, between Cadus Pharmaceutical Corporation and John C. Cambier (incorporated by reference).

4.5 Stock Option Agreement, dated as of November 1, 1994, between Cadus Pharmaceutical Corporation and Gary L. Johnson (incorporated by reference).

4.6 Stock Option Agreement, dated as of December 18, 1995, between Cadus Pharmaceutical Corporation and James R. Broach (incorporated by reference).

4.7 Form of Stock Option Agreement between Cadus Pharmaceutical Corporation and each of the following non-employee directors of the
         Company: Theodore Altman, Harold First, Carl Icahn, Peter Liebert, Robert Mitchell, Mark Rachesky, William Scott, Jack Wasserman, and Samuel D. Waksal.

4.8 Specimen of Common Stock certificate of Cadus Pharmaceutical Corporation (incorporated by reference).

4.9 Amended and Restated Certificate of Incorporation of Cadus Pharmaceutical Corporation filed with the Secretary of State of the State of Delaware on July 22, 1996.

4.10     By-Laws, as amended (incorporated by reference).

5. Opinion of Morrison Cohen Singer & Weinstein, LLP, as to the validity of the securities being registered.

23.1     Consent of KPMG Peat Marwick LLP.

23.2 Consent of Morrison Cohen Singer & Weinstein, LLP (contained in its Opinion filed as Exhibit 5).

24. Powers of Attorney (included on the signature page of the registration statement filed February 14, 1997).